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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





       DATE OF REPORT (Date of earliest event reported): DECEMBER 18, 2000



                      J.L. FRENCH AUTOMOTIVE CASTINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



      333-84903-1                                            13-3983670
(Commission File Number)                    (I.R.S. Employer Identification No.)


                  4508 IDS CENTER, MINNEAPOLIS, MINNESOTA 55402
               (Address of Principal Executive Offices) (Zip Code)


                                 (612) 332-2335
              (Registrant's Telephone Number, Including Area Code)



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS

On November 30, 2000, J.L. French Automotive Castings, Inc. (the "Company") amended and restated its certificate of incorporation to, among other things, authorize the creation of two new classes of common stock designated as Class A-1 common stock and Class P common stock. These two new classes of common stock differ from the Company's existing classes of common stock in that the Class P common stock has a preference with respect to all distributions, and the Class A-1 common stock has a 7.5% pay-in-kind dividend right. In connection therewith, the Company issued 7,124 shares of Class A-1 common stock to Tower Automotive, Inc. in exchange for the cancellation of its $30 million 7.5% convertible subordinated promissory note due October 14, 2009, and sold to certain existing stockholders an aggregate of 14,248 shares of Class P common stock for total cash consideration of $60.0 million (the "Equity Transactions"). The Company used the net proceeds from this sale to repay existing indebtedness under its senior credit facility.

Concurrent with the Equity Transactions, an amendment to the Company's existing senior credit facility became effective. The amendment adjusts certain restrictive covenants (including the leverage, interest coverage and senior debt ratios) and the amortization schedule for the tranche A term loan. As a result of the amendment to the tranche A amortization schedule, borrowings due through September 30, 2001 have been reduced by $12.7 million. As of September 30, 2000, all of the outstanding borrowings under the senior credit facility of $357.9 million and other debt of $23.2 million, which is secured by letters of credit under the senior credit facility, were classified as current liabilities. As a result of the amendment, only those borrowings due in the next twelve months will be classified as current liabilities with the remainder classified as non current.

The Company has developed a detailed action plan designed to correct the operating inefficiencies experienced at certain of the Company's recently-acquired facilities during 2000. Based upon the current level of operations and anticipated operating improvements, the Company believes that cash generated from operations and amounts available under the senior credit facility will be adequate to meet its anticipated debt services requirements, capital expenditures and working capital needs for the foreseeable future. There can be no assurance, however, that the Company will achieve the expected operating improvements, that it will generate sufficient cash flow from operations or that future borrowings will be available under the senior credit facility or otherwise to enable the Company to service its indebtedness, when required or to make anticipated capital expenditures. The Company's operating performance and its ability to service or refinance its existing indebtedness will be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control.



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The foregoing descriptions of the Company's Amended and Restated Certificate of
Incorporation and the senior credit facility amendment are each qualified by reference to the full text of each document, each of which is being filed as an exhibit to this Form 8-K.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in this Form 8-K, are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this Form 8-K, the words "anticipate," believe," "estimate," "expect," "intends," and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as on assumptions made by and information currently available to the Company at the time such statements were made. Various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including factors which are outside the control of the Company, such as risks relating to: (i) the Company's ability to implement operating improvements at certain of its facilities or develop or successfully introduce new products; (ii) general economic or business conditions affecting the automotive industry; (iii) increased competition in the automotive components supply market; (iv) expected synergies, economies of scale and cost savings from the Company's acquisitions not being realized or realized within the expected time frames; and (v) costs or operational difficulties related to integrating the operations of the acquired entities with those of the Company being greater than expected. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

         (c)      Exhibits

                  3.1 First Amendment, dated as of November 30, 2000, to the Amended and Restated Certificate of Incorporation, dated as of October 15, 1999

                  10.1 First Amendment, dated as of November 27, 2000, to the Amended and Restated Credit Agreement, dated as of October 15, 1999


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                                  EXHIBIT INDEX



Exhibit Number             Document

       3.1 First Amendment, dated as of November 30, 2000, to the Amended and Restated Certificate of Incorporation, dated as of October 15, 1999

      10.1 First Amendment, dated as of November 27, 2000, to the Amended and Restated Credit Agreement, dated as of October 15, 1999

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     J.L. FRENCH AUTOMOTIVE
                                      CASTINGS, INC.



Date:  December 18, 2000             By:/s/ Mark S. Burgess
                                        ----------------------------------------
                                     Name:  Mark S. Burgess
                                     Title:  Vice President and Chief Financial
                                             Officer (Principal Accounting and
                                              Financial Officer)